SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2005

CEDAR FAIR, L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Cedar Point Drive, Sandusky, Ohio	44870-5259
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (419) 626-0830

N.A.

(Former name or former address, if changed since last report)

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

  The following press release was issued on April 22, 2005, by Cedar Fair, L.P. announcing the retirement of Bruce A. Jackson, corporate vice president-finance and chief financial officer. No definitive date has been established for Mr. Jackson's retirement, and he has agreed to stay on through a transition period while a search is undertaken for his successor.

For Immediate Release

April 22, 2005

Contacts: Brian Witherow (419) 627-2173

Stacy Frole (419) 627-2227

CEDAR FAIR, L.P. ANNOUNCES PLANNED RETIREMENT OF CHIEF FINANCIAL OFFICER

SANDUSKY, OHIO, April 22, 2005 -- Cedar Fair, L.P. (NYSE: FUN), a publicly traded partnership which owns and operates seven amusement parks and five water parks, today announced that its Corporate Vice President-Finance, Bruce A. Jackson, has made known his plans to retire in the coming months. Jackson, who has served as the Partnership's Chief Financial Officer for the past sixteen years, did not set a definitive date for his departure, and has agreed to stay on through a transition period while a search is undertaken to identify his successor.

Cedar Fair's seven amusement parks are Cedar Point, located on Lake Erie between Cleveland and Toledo; Knott's Berry Farm near Los Angeles in Buena Park, California; Dorney Park & Wildwater Kingdom near Allentown, Pennsylvania; Geauga Lake & Wildwater Kingdom near Cleveland, Ohio; Valleyfair near Minneapolis/St. Paul; Worlds of Fun, located in Kansas City, Missouri; and Michigan's Adventure near Muskegon, Michigan. The Partnership's water parks are located near San Diego and in Palm Springs, California, and adjacent to Cedar Point, Knott's Berry Farm and Worlds of Fun. Cedar Fair also owns and operates the Castaway Bay Indoor Waterpark Resort in Sandusky, Ohio.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.

By Cedar Fair Management, Inc., General Partner

By:	/s/ Bruce A. Jackson
Bruce A. Jackson Corporate Vice President - Finance and Chief Financial Officer

Date: April 22, 2005